                                                                   Exhibit 10.44

                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

         Amendment No. 2 dated as of January 1, 2004 to Employment Agreement dated as of April 22, 2002 between Brightpoint, Inc., a Delaware corporation (the "Employer" or the "Company"), and Frank Terence (the "Employee").

         WHEREAS, the Employer and the Employee have entered into an employment agreement dated as of April 22, 2002, as amended by that certain amendment dated January 1, 2003 (the "Employment Agreement");

         WHEREAS, the Employer and Employee wish to amend the section of the Employment Agreement as provided below to reflect the increased base salary of the Employee as recently approved by the Compensation & Human Resources Committee of the Board of Directors of the Company and the Board of Directors of the Company;

         NOW, THEREFORE, the Employer and Employee hereby amend section III.A of the Employment Agreement to provide as follows:

         III.     Compensation.

                           "A.      During the term of this Agreement, the
Employer shall pay the Employee a salary (the "Salary") at a rate of $410,000 per annum in respect of each Employment Year, payable in equal monthly installments on the first day of each month, or at such other times as may mutually be agreed upon between the Employer and the Employee. Such Salary may be increased from time to time at the discretion of the Board."

Except as provided above all other provisions of the Employment Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

                                          BRIGHTPOINT, INC.

                                          By: /s/ Robert J. Laikin
                                              --------------------------------
                                              Name:  Robert J. Laikin
                                              Title: Chief Executive Officer

                                          By: /s/ Frank Terence
                                              --------------------------------
                                              Name: Frank Terence